Hillman Reports Fourth Quarter 2022 Results; Provides 2023 Guidance
CINCINNATI, February 23, 2023 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the fourteen and fifty-three weeks ended December 31, 2022.
Fiscal 2022 consisted of fifty-three weeks compared to fifty-two weeks in fiscal 2021 and the fourth quarter of fiscal 2022 consisted of fourteen weeks compared to thirteen weeks during the fourth quarter of 2021.
Fourth Quarter 2022 Highlights (Fourteen Weeks Ended December 31, 2022)
•Net sales increased 1.8% to $350.7 million compared to $344.5 million in the prior year quarter; excluding the 53rd week during 2022, net sales decreased 2.8% to $334.9 million
•Net loss totaled $(13.9) million, or $(0.07) per diluted share, compared to net income of $6.5 million, or $0.03 per diluted share, in the prior year quarter
•Adjusted Diluted EPS1 was $0.05 per diluted share compared to $0.06 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $45.0 million compared to $38.6 million in the prior year quarter
Full Year 2022 Highlights (Fifty-Three Weeks Ended December 31, 2022)
•Net sales increased 4.2% to $1.49 billion as compared to $1.43 billion in the prior year period; excluding the 53rd week during 2022, net sales increased 3.1% to $1.47 billion
•Net loss totaled $(16.4) million, or $(0.08) per diluted share, compared to a loss of $(38.3) million, or $(0.28) per diluted share, in the prior year period
•Adjusted Diluted EPS1 was $0.43 per diluted share compared to $0.51 per diluted share in the prior year period
•Adjusted EBITDA1 totaled $210.2 million compared to $207.4 million in the prior year period
Management Commentary
“I am grateful to the entire Hillman team for their strong performance during a dynamic and challenging year," commented Doug Cahill, Chairman, President and Chief Executive Officer of Hillman. “During 2022, we grew Adjusted EBITDA to $210 million, which was in line with our expectations. In our Hardware Solutions segment, we achieved industry-leading average fill rates of 96%, bolstering our reputation in the industry. In our Robotics and Digital Solutions segment, we continue to roll out innovative self-serve kiosks to an expanding footprint of stores, establishing a firm platform to generate attractive returns for Hillman and our customers for years to come.”

“Hillman has proven to be resilient throughout our 59-year history because of the end markets we serve and our focus on small-ticket repair, remodel and maintenance hardware products, with negligible exposure to new housing starts. Considering we are beginning to see signs of inflationary pressures easing, our new business wins continue, and 2023 is off to a strong start as volumes are up, we are confident we can drive strong results during 2023 and beyond."
Balance Sheet and Liquidity at December 31, 2022
•Gross debt was $919 million, compared to $946 million at the end of 2021; net debt1 outstanding was $888 million, compared to $931 million at the end of 2021
•Liquidity available totaled approximately $229 million, consisting of $198 million of available borrowing under the revolving credit facility and $31 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA improved to 4.2x times from 4.5x at the end of 2021
Full Year 2023 Guidance
Hillman has provided the following guidance based on its current view of the market and its performance expectations during the fifty-two weeks ended December 30, 2023.

Full Year 2023 Guidance
Net Sales	$1.45 to $1.55 billion
Adjusted EBITDA[1]	$215 to $235 million
Free Cash Flow[1]	$125 to $145 million
2022 Results Presentation
Hillman plans to host a conference call and webcast presentation today, February 23, 2023, at 8:30 a.m. Eastern Time to discuss its results and guidance. Chairman, President, and Chief Executive Officer Doug Cahill and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: February 23, 2023
Time: 8:30 am Eastern Time
Listen-only Webcast: https://edge.media-server.com/mmc/p/ot8hfiec
A webcast replay will be available approximately one hour after the conclusion of the call using the Audio-Only Webcast link above.
Hillman’s earnings release and quarterly presentation are expected to be filed with the SEC and posted to its website, https://ir.hillmangroup.com, before the webcast presentation begins, with the 10-K being filed and posted subsequent to the call.

1.Adjusted EBITDA, Adjusted Diluted EPS, Net Debt, and Free Cash Flow are non-GAAP financial measures. Refer to the "Reconciliation of Adjusted EBITDA”, "Reconciliation of Adjusted Earnings per Share", "Reconciliation of Net Debt" and "Reconciliation of Free Cash Flow" sections of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.
2

About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman Solutions Corp. (“Hillman”) and its subsidiaries are leading North American providers of complete hardware solutions, delivered with outstanding customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & industrial customers. Leveraging its leading distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.
Forward Looking Statements
You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 to be filed subsequent to the conference call presenting 2022 results. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

3

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands)
Unaudited

	Fourteen Weeks Ended December 31, 2022	Thirteen Weeks Ended December 25, 2021	53 Weeks Ended December 31, 2022	52 Weeks Ended December 25, 2021
Net sales	$350,663	$344,491	$1,486,328	$1,425,967
Cost of sales (exclusive of depreciation and amortization shown separately below)	198,330	205,293	846,551	859,557
Selling, warehouse, general and administrative expenses	114,980	112,587	480,993	437,875
Depreciation	16,077	13,335	57,815	59,400
Amortization	15,551	15,502	62,195	61,329
Management fees to related party	—	—	—	270
Other (income) expense, net	2,005	(546)	(1,119)	(2,778)
Income from operations	3,720	(1,680)	39,893	10,314
Gain on change in fair value of warrant liability	—	(18,724)	—	(14,734)
Interest expense, net	15,703	11,258	54,560	61,237
Interest expense on junior subordinated debentures	—	—	—	7,775
Investment income on trust common securities	—	—	—	(233)
Income on mark-to-market adjustment of interest rate swap	—	—	—	(1,685)
Refinancing costs	—	—	—	8,070
Income (loss) before income taxes	(11,983)	5,786	(14,667)	(50,116)
Income tax expense (benefit)	1,916	(761)	1,769	(11,784)
Net (loss) income	$(13,899)	$6,547	$(16,436)	$(38,332)

Basic (loss) income per share	$(0.07)	$0.03	$(0.08)	$(0.28)
Weighted average basic shares outstanding	194,468	187,960	194,249	134,699

Diluted (loss) income per share	$(0.07)	$0.03	$(0.08)	$(0.28)
Weighted average diluted shares outstanding	194,468	189,822	194,249	134,699

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	December 31, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$31,081	$14,605
Accounts receivable, net of allowances of $2,405 ($2,891 - 2021)	86,985	107,212
Inventories, net	489,326	533,530
Other current assets	24,227	12,962
Total current assets	631,619	668,309
Property and equipment, net of accumulated depreciation of $333,452 ($284,069 - 2021)	190,258	174,312
Goodwill	823,812	825,371
Other intangibles, net of accumulated amortization of $414,275 ($352,695 - 2021)	734,460	794,700
Operating lease right of use assets	66,955	82,269
Deferred tax assets	—	1,323
Other assets	23,586	16,638
Total assets	$2,470,690	$2,562,922
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$131,751	$186,126
Current portion of debt and finance lease liabilities	10,570	11,404
Current portion of operating lease liabilities	12,285	13,088
Accrued expenses:
Salaries and wages	15,709	8,606
Pricing allowances	9,246	10,672
Income and other taxes	5,300	4,829
Interest	697	1,519
Other accrued liabilities	29,854	41,052
Total current liabilities	215,412	277,296
Long-term debt	884,636	906,531
Deferred tax liabilities	140,091	137,764
Operating lease liabilities	61,356	74,476
Other non-current liabilities	12,456	16,760
Total liabilities	$1,313,951	$1,412,827
Commitments and contingencies
Stockholders' equity:
Common stock, 0.0001 par, 500,000,000 shares authorized, 194,548,411 issued and outstanding at December 31, 2022 and 194,083,625 issued and 193,995,320 outstanding at December 25, 2021	20	20
Additional paid-in capital	1,404,360	1,387,410
Accumulated deficit	(226,617)	(210,181)
Accumulated other comprehensive loss	(21,024)	(27,154)
Total stockholders' equity	1,156,739	1,150,095
Total liabilities and stockholders' equity	$2,470,690	$2,562,922

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	53 Weeks Ended December 31, 2022	52 Weeks Ended December 25, 2021
Cash flows from operating activities:
Net loss	$(16,436)	$(38,332)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	120,010	120,730
Loss (gain) on dispositions of property and equipment	(26)	221
Impairment of long lived assets	—	—
Deferred income taxes	(873)	(21,846)
Deferred financing and original issue discount amortization	3,582	4,336
Loss on debt restructuring, net of third party fees paid	—	(8,372)
Stock-based compensation expense	13,524	15,255
Increase in fair value of warrant liabilities	—	(14,734)
Change in fair value of contingent consideration	(1,128)	(1,806)
Other non-cash interest and change in fair value of interest rate swap	—	(1,685)
Changes in operating items:
Accounts receivable, net	19,889	15,148
Inventories, net	38,813	(137,849)
Other assets	566	3,064
Accounts payable	(53,760)	(20,253)
Other accrued liabilities	(5,150)	(24,131)
Net cash provided by (used for) operating activities	119,011	(110,254)
Cash flows from investing activities:
Acquisition of business, net of cash received	(2,500)	(38,902)
Capital expenditures	(69,589)	(51,552)
Other investing activities	(733)	—
Net cash (used for) investing activities	(72,822)	(90,454)
Cash flows from financing activities:
Borrowings on senior term loans, net of discount	—	883,872
Repayments of senior term loans	(10,638)	(1,072,042)
Borrowings of revolving credit loans	244,000	322,000
Repayments of revolving credit loans	(265,000)	(301,000)
Repayments of senior notes	—	(330,000)
Financing fees	—	(20,988)
Proceeds from recapitalization of Landcadia, net of transaction costs	—	455,161
Proceeds from sale of common stock in PIPE, net of issuance costs	—	363,301
Repayment of junior subordinated debentures	—	(108,707)
Principal payments under finance lease obligations	(1,470)	(938)
Proceeds from exercise of stock options	2,609	2,670
Other financing activities	1,777	—
Net cash (used for) provided by financing activities	(28,722)	193,329
Effect of exchange rate changes on cash	(991)	464
Net increase (decrease) in cash and cash equivalents	16,476	(6,915)
Cash and cash equivalents at beginning of period	14,605	21,520
Cash and cash equivalents at end of period	$31,081	$14,605

HILLMAN SOLUTIONS CORP.
Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.
Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses, as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Fourteen Weeks Ended December 31, 2022	Thirteen Weeks Ended December 25, 2021	53 Weeks Ended December 31, 2022	52 Weeks Ended December 25, 2021
Net income (loss)	$(13,899)	$6,547	$(16,436)	$(38,332)
Income tax provision (benefit)	1,916	(761)	1,769	(11,784)
Interest expense, net	15,703	11,258	54,560	61,237
Interest expense on junior subordinated debentures	—	—	—	7,775
Investment income on trust common securities	—	—	—	(233)
Depreciation	16,077	13,335	57,815	59,400
Amortization	15,551	15,502	62,195	61,329
Mark-to-market adjustment of interest rate swap	—	—	—	(1,685)
EBITDA	$35,348	$45,881	$159,903	$137,707

Stock compensation expense	2,735	6,438	13,524	15,255
Management fees	—	—	—	270
Restructuring (1)	1,136	339	2,617	910
Litigation expense (2)	3,889	1,833	32,856	12,602
Acquisition and integration expense (3)	84	2,182	2,477	11,123
Change in fair value of contingent consideration	1,798	(696)	(1,128)	(1,806)
Loss on change in fair value of warrant liability (4)	—	(18,724)	—	(14,734)
Buy-back expense (5)	—	—	—	2,000
Refinancing charges(6)	—	—	—	8,070
Inventory valuation related charges(7)	—	—	—	32,026
Anti-dumping duties (6)	—	1,359	—	3,995
Total adjusting items	$9,642	$(7,269)	$50,346	$69,711
Adjusted EBITDA	$44,990	$38,612	$210,249	$207,418
(1)Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, stock keeping unit rationalization, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Finally, it includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(2)Litigation expense includes legal fees associated with our litigation with KeyMe, Inc. and Hy-Ko Products Company LLC.
(3)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions, including the merger with Landcadia III and the secondary offering of shares in 2022.
(4)The warrant liabilities are marked to market each period end.
(5)Infrequent buy backs associated with new business wins.
(6)In connection with the merger, we refinanced our Term Credit Agreement and ABL Revolver. Proceeds from the refinancing were used to redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”) and the 11.6% Junior Subordinated Debentures.
(7)In the third quarter of 2021, we recorded an inventory valuation adjustment in our Hardware and Protective Solutions segment of $32.0 million primarily related to strategic review of our COVID-19 related product offerings. We evaluated our customers' needs and the market conditions and ultimately decided to exit the following protective product categories related to COVID-19 cleaning wipes, disinfecting sprays, face masks, and certain disposable gloves.
(8)Anti-dumping duties assessed related to the nail business for prior year purchases.

Reconciliation of Adjusted Diluted EPS
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Fourteen Weeks Ended December 31, 2022	Thirteen Weeks Ended December 25, 2021	53 Weeks Ended December 31, 2022	52 Weeks Ended December 25, 2021
Reconciliation to Adjusted Net Income
Net Income	$(13,899)	$6,547	$(16,436)	$(38,332)
Remove adjusting items (1)	9,642	(7,269)	50,346	69,711
Mark-to-Market adjustment on interest rate swaps (2)	—	—	—	(1,685)
Remove amortization expense	15,551	15,502	62,195	61,329
Remove tax benefit on adjusting items and amortization expense (3)	(2,272)	(3,152)	(12,991)	(20,955)
Adjusted Net Income	$9,022	$11,628	$83,114	$70,068

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$(0.07)	$0.03	$(0.08)	$(0.28)
Remove adjusting items (1)	0.05	(0.04)	0.26	0.51
Impact of adjusted diluted shares	0.00	0.00	0.00	—
Mark-to-Market adjustment on interest rate swaps (2)	—	0.00	—	(0.01)
Remove amortization expense	0.08	0.08	0.32	0.45
Remove tax benefit on adjusting items and amortization expense (3)	(0.01)	(0.02)	(0.07)	(0.15)
Adjusted Diluted Earnings per Share	$0.05	$0.06	$0.43	$0.51

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported (4)	194,468	189,822	194,249	134,699
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards	382	—	1,190	1,541
Dilutive effect of warrants	—	—	—	134
Adjusted Diluted Shares	194,850	189,822	195,440	136,373
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)Reflects the mark to market adjustment on the interest rate swaps. Subsequent to the merger in 2021, the Company qualifies for hedge accounting on the swaps, which eliminates the mark to market adjustment.
(3)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.1% for the U.S. and 26.2% for Canada except for the following items:

a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.1%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense included in "Other" was calculated using the statutory rate of 25.1%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.1%.
(4)Diluted shares on a GAAP basis for the thirteen weeks ended December 25, 2021 include the dilutive impact of 1,863 options and awards.
Per Share Impact of Adjusting Items

	Fourteen Weeks Ended December 31, 2022	Thirteen Weeks Ended December 25, 2021	53 Weeks Ended December 31, 2022	52 Weeks Ended December 25, 2021
Stock compensation expense	$0.01	$0.03	$0.07	$0.11
Management fees	—	0.00	—	—
Restructuring	0.01	0.00	0.01	0.01
Litigation expense	0.02	0.01	0.17	0.09
Acquisition and integration expense	0.00	0.01	0.01	0.08
Change in fair value of contingent consideration	0.01	0.00	(0.01)	(0.01)
Buy-back expense	—	0.00	—	0.01
Anti-dumping duties	—	0.01	—	0.03
Loss on change in fair value of warrant liability	—	(0.10)	—	(0.11)
Refinancing charges	—	—	—	0.06
Inventory valuation related charges	—	—	—	0.23
Total adjusting items	$0.05	$(0.04)	$0.26	$0.51
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt

We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt:

	December 31, 2022	December 25, 2021
Revolving loans	$72,000	$93,000
Senior term loan, due 2028	840,363	851,000
Finance leases and other obligations	6,406	1,782
Gross debt	$918,769	$945,782
Less cash	31,081	14,605
Net debt	$887,688	$931,177
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	53 Weeks Ended December 31, 2022	52 Weeks Ended December 25, 2021
Net cash provided by (used for) operating activities	$119,011	$(110,254)
Capital expenditures	(69,589)	(51,552)
Free cash flow	$49,422	$(161,806)

Source: Hillman Solutions Corp.
###